EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report of Form 10-K of Peoples Financial Corp., Inc. of our report dated January 25, 2002, included in the Peoples Financial Corp., Inc. and Subsidiary Consolidated Financial Statements - December 31, 2001, 2000 and 1999.


/S/ Edwards Sauer & Owens

Pittsburgh, Pennsylvania
February 25, 2002